Exhibit 5(b)

             THE RODNEY SQUARE INTERNATIONAL SECURITIES FUND, INC.

                            SUB-ADVISORY AGREEMENT

     THIS SUB-ADVISORY AGREEMENT is made as of the 1st day of February, 1993, among The Rodney Square International Securities Fund, Inc., a corporation organized under the laws of the State of Maryland (the "Fund"), Wilmington Trust Company ("WTC"), a corporation organized under the laws of the State of Delaware and Scudder, Stevens & Clark, Inc., a corporation organized under the laws of the State of Delaware (the "Sub-Adviser").

     WHEREAS, the Fund is registered under the Investment Company Act of 1940, as amended (the "1940 Act"), as an open-end management investment company, subject to the rules and regulations promulgated under the 1940 Act and offers for public sale distinct series of shares of common stock ("portfolios"), par value $0.01 per share;

     WHEREAS,  at  the present time, the Fund has one portfolio,  The   Rodney
Square International Equity Fund (the "Portfolio");

     WHEREAS,  each  such  share  of the Portfolio  represents  an   undivided
interest in the assets, subject to the liabilities, allocated to the Portfolio; and

     WHEREAS, WTC (the "Adviser") acts as the investment adviser for the Fund pursuant to the terms of an Investment Advisory Agreement between the Fund and the Adviser under which the Adviser is responsible for the coordination of investment of the Portfolio's assets in portfolio securities. However, specific portfolio purchases and sales for the investment portfolio of the Portfolio of the Fund, or a portion thereof, may be made by advisory organizations recommended by the Adviser and approved by the Board of Directors of the Fund;

     NOW  THEREFORE,  the  Fund, the Adviser and  the  Sub-Adviser  agree   as
follows:

1.   APPOINTMENT  OF  SUB-ADVISER.   The Fund  being  duly  authorized  hereby
     appoints and employs the Sub-Adviser as a discretionary portfolio manager, on the terms and conditions set forth herein, of those assets of the Portfolio which the Adviser determines to assign to the Sub-Adviser (those assets being referred to as the "Portfolio Account"). The Adviser may, from time to time, with the consent of the Sub-Adviser, make additions to the Portfolio Account and may, from time to time, upon notice to the Sub-Adviser, make withdrawals from the Portfolio Account; provided, however, that the Adviser at any time on oral or written notice to the Sub-Adviser may make withdrawals of cash and cash equivalents from the Portfolio Account. The consent of the Sub-Adviser shall not be required for the allocation of cash available to the Portfolio Account for investment as a result of the proceeds of sales of shares of the Portfolio exceeding redemption of shares of the Portfolio.





SUBADVAG.DOC

2. ACCEPTANCE OF APPOINTMENT; STANDARD OF PERFORMANCE. The Sub-Adviser accepts the appointment as a discretionary portfolio manager and agrees to use its professional judgment to make investment decisions for the Portfolio with respect to the investments of the Portfolio Account and to implement such decisions on a timely basis in accordance with the provisions of this Agreement.

3. PORTFOLIO MANAGEMENT SERVICES OF THE SUB-ADVISER. The Sub-Adviser is hereby employed and authorized to select portfolio securities for investment by the Portfolio, to purchase and to sell securities for the Portfolio Account, and upon making any purchase or sale decision, to place orders for the execution of such portfolio transactions in accordance with Sections 5 and 6 hereof and Schedule A hereto (as amended from time to time). In providing portfolio management services to the Portfolio Account, the Sub-Adviser shall be subject to and shall conform to such investment restrictions as are set forth in the 1940 Act and the rules thereunder, the Internal Revenue Code, applicable state securities laws, applicable statutes and regulations of foreign jurisdictions, the supervision and control of the Board of Directors of the Fund, such specific instructions as the Board of Directors may adopt and communicate to the Sub-Adviser, the investment objective, policies and restrictions of the Fund applicable to the Portfolio furnished pursuant to Section 4 of this Agreement, the provisions of Schedule A and Schedule B hereto and other instructions communicated to the Sub-Adviser by the Adviser. The Sub-Adviser is not authorized by the Fund to take any action, including the purchase or sale of securities for the Portfolio Account, in contravention of any restriction, limitation, objective, policy or instruction described in the previous sentence. The Sub-Adviser shall maintain on behalf of the Fund the records listed in Schedule B hereto (as amended from time to time). At the Fund's reasonable request, the Sub-Adviser will consult with the Fund or with the Adviser with respect to any decision made by it with respect to the investments of the Portfolio Account.

4. INVESTMENT OBJECTIVE, POLICIES AND RESTRICTIONS. The Fund will provide the Sub-Adviser with the statement of investment objective, policies and restrictions applicable to the Fund as contained in the Fund's Prospectus and Statement of Additional Information, and any instructions adopted by the Board of Directors supplemental thereto. The Fund will provide the Sub-Adviser with such further information concerning the investment objective, policies and restrictions applicable thereto as the Sub-Adviser may from time to time reasonably request. The Fund retains the right, on written notice to the Sub-Adviser from the Fund or the Adviser, to modify any such objective, policies or restrictions in any manner at any time.

5. TRANSACTION PROCEDURES. All transactions will be consummated by payment to or delivery by the custodian designated by the Fund (the "Custodian"), or such depositories or agents as may be designated by the Custodian in writing, of all cash and/or securities due to or from the Portfolio Account, and the Sub-Adviser shall not have possession or custody thereof or any responsibility or liability with respect thereto. The Sub-Adviser shall advise the Custodian and confirm in writing to the Fund and to the administrator designated by the Fund or any other designated agent of the

     Fund, all investment orders for the Portfolio Account placed by it with brokers and dealers at the time and in the manner set forth in Schedule B hereto (as amended from time to time). The Fund shall issue to the Custodian such instructions as may be appropriate in connection with the settlement of any transaction initiated by the Sub-Adviser. The Fund shall be responsible for all custodial arrangements and the payment of all custodial charges and fees, and, upon giving proper instructions to the Custodian, the Sub-Adviser shall have no responsibility or liability with respect to custodial arrangements or the acts, omissions or other conduct of the Custodian, except that it shall be the responsibility of the Sub-Adviser to take appropriate action if the Custodian fails to confirm in writing proper execution of the instructions.

6. ALLOCATION OF BROKERAGE. The Sub-Adviser shall have authority and discretion to select brokers and dealers to execute portfolio transactions initiated by the Sub-Adviser, and for the selection of the markets on or in which the transactions will be executed, subject to the following and subject to conformance with the policies disclosed in the Fund's Prospectus and Statement of Additional Information.

    (a) In doing so, the Sub-Adviser will give primary consideration to securing the most favorable price and efficient execution. Consistent with this policy, the Sub-Adviser may consider the financial responsibility, research and investment information and other services provided by brokers or dealers who may effect or be a party to any such transaction or other transactions to which other clients of the Sub-Adviser may be a party. It is understood that neither the Fund, the Adviser nor the Sub-Adviser has adopted a formula for allocation of the Fund's investment transaction business. It is also understood that it is desirable for the Fund that the Sub-Adviser have access to supplemental investment and market research and security and economic analyses provided by certain brokers who may execute brokerage transactions at a higher commission to the Fund than may result when allocating brokerage to other brokers on the basis of seeking the lowest commission. Therefore, the Sub-Adviser is authorized to place orders for the purchase and sale of securities for the Portfolio with such certain brokers, subject to review by the Fund's Board of Directors from time  to  time with respect to the extent and continuation  of  this practice. It is understood that the services provided by such brokers may be useful to the Sub-Adviser in connection with its services to other clients.

          On occasions when the Sub-Adviser deems the purchase or sale of a security to be in the best interest of the Portfolio as well as other clients, the Sub-Adviser, to the extent permitted by applicable laws and regulations, may, but shall be under no obligation to, aggregate the securities to be sold or purchased in order to obtain the most favorable price and efficient execution. In such event, allocation of the securities so purchased or sold, as well as expenses incurred in the transaction, will be made by the Sub-Adviser in the manner it considers to be the most equitable and consistent with its fiduciary obligations to the Fund in respect of the Portfolio and to such other clients.

          The Adviser shall render regular reports to the Fund of the total brokerage business placed and the manner in which the allocation has been accomplished.

    (b) The Sub-Adviser agrees that it will not execute without the prior written approval of the Adviser any portfolio transactions for the Portfolio Account with a broker or dealer which is (i) an affiliated person of the Fund, including the Adviser, the Consultant (as defined in the Investment Advisory Agreement between the Fund and the Adviser) or any Sub-Adviser for any Portfolio of the Fund; (ii) a principal underwriter of the Fund's shares; or (iii) an affiliated person of such an affiliated person or principal underwriter. The Adviser agrees that it will provide the Sub-Adviser with a list of such brokers and dealers.

7. PROXIES. The Fund will vote all proxies solicited by or with respect to the issuers of securities in which assets of the Portfolio Account may be invested from time to time. At the request of the Fund or the Adviser, the Sub-Adviser shall provide the Fund with its recommendations as to the voting of such proxies.

8. REPORTS TO THE SUB-ADVISER. The Fund will provide the Sub-Adviser with such periodic reports concerning the status of the Portfolio Account as the Sub-Adviser may reasonably request.

9. FEES FOR SERVICES. The compensation of the Sub-Adviser for its services under this Agreement shall be calculated and paid by the Adviser in accordance with the attached Schedule C. Pursuant to the provisions of the Investment Advisory Agreement between the Fund and the Adviser, the Adviser is solely responsible for the payment of fees to the Sub-Adviser, and the Sub-Adviser agrees to seek payment of the Sub-Adviser's fees solely from the Adviser.

10. OTHER INVESTMENT ACTIVITIES OF THE SUB-ADVISER. The Fund acknowledges that the Sub-Adviser or one or more of its affiliated persons may have investment responsibilities or render investment advice to or perform other investment advisory services for other individuals or entities and that the Sub-Adviser, its affiliated persons or any of its or their directors, officers, agents or employees may buy, sell or trade in any securities for its or their respective accounts ("Affiliated Accounts"). Subject to the provisions of Section 6(b) hereof, the Fund agrees that the Sub-Adviser or its affiliated persons may give advice or exercise investment responsibility and take such other action with respect to other Affiliated Accounts which may differ from the advice given or the timing or nature of action taken with respect to the Portfolio Account, provided that the Sub-Adviser acts in good faith, and provided further, that it is the Sub-Adviser's policy to allocate, within its reasonable discretion, investment opportunities to the Portfolio Account over a period of time on a fair and equitable basis relative to the Affiliated Accounts, taking into account the investment objective and policies of the Portfolio and any specific investment restrictions applicable thereto. The Fund acknowledges that one or more of the Affiliated Accounts may at any time hold, acquire, increase, decrease, dispose of or otherwise deal with positions in investments in which the Portfolio Account may have an interest from time to time, whether in transactions which involve the Portfolio Account or otherwise. The Sub-Adviser shall have no obligation to acquire for the Portfolio Account a position in any investment which any Affiliated Account may acquire, and the Fund shall have no first refusal, co-investment or other rights in respect of any such investment, either for the Portfolio Account or otherwise.

11. CERTIFICATE OF AUTHORITY. The Fund, the Adviser and the Sub-Adviser shall furnish to each other from time to time certified copies of the resolutions of their Boards of Directors or executive committees, as the case may be, evidencing the authority of officers and employees who are authorized to act on behalf of the Fund, a Portfolio Account, the Adviser and/or the Sub-Adviser.

12. LIMITATION OF LIABILITY. The Sub-Adviser shall not be liable for any action taken, omitted or suffered to be taken by it in its reasonable judgment, in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Agreement, or in accordance with (or in the absence of) specific directions or instructions from the Fund or the Adviser, provided, however, that such acts or omissions shall not have resulted from the Sub-Adviser's willful misfeasance, bad faith, gross negligence or a reckless disregard of duty. Nothing in this Section 12 shall be construed in a manner inconsistent with Section 17(i) of the 1940 Act.

13. CONFIDENTIALITY. Subject to the duty of the Sub-Adviser, the Adviser and the Fund to comply with applicable law, including any demand of any regulatory or taxing authority having jurisdiction, the parties hereto shall treat as confidential all material non public information pertaining to the Portfolio Account and the actions of the Sub-Adviser, the Adviser and the Fund in respect thereof.

14. ASSIGNMENT. No assignment of this Agreement shall be made by the Sub-Adviser, and this Agreement shall terminate automatically in the event of such assignment. The Sub-Adviser shall notify the Fund and the Adviser in writing sufficiently in advance of any proposed change of control within the meaning of the 1940 Act to enable the Fund and the Adviser to take the steps necessary to enter into a new contract with the Sub-Adviser.

15.  REPRESENTATIONS,  WARRANTIES  AND  AGREEMENTS  OF  THE  FUND.   The  Fund
     represents, warrants and agrees that:

     (a) The Sub-Adviser has been duly appointed by the Board of Directors of the Fund to provide investment services to the Portfolio Account as contemplated hereby.

     (b) The Fund will deliver to the Sub-Adviser a true and complete copy of its then current Prospectus and Statement of Additional Information as effective from time to time and such other documents or instruments governing the investment of the Portfolio Account and such other information as is necessary for the Sub-Adviser to carry out its obligations under this Agreement.

     (c) The Fund is currently in compliance and shall at all times continue to comply with the requirements imposed upon the Fund by applicable law and regulations.

16.  REPRESENTATIONS, WARRANTIES AND AGREEMENTS OF THE ADVISER.   The  Adviser
     represents, warrants and agrees that:

     (a) The Adviser has been duly authorized by the Board of Directors of the Fund to delegate to the Sub-Adviser the provision of investment services to the Portfolio Account as contemplated hereby.

     (b) The Adviser is currently in compliance and shall at all times continue to comply with the requirements imposed upon the Adviser by applicable law and regulations.

17. REPRESENTATIONS, WARRANTIES AND AGREEMENTS OF THE SUB-ADVISER. The Sub-Adviser represents, warrants and agrees that:

     (a) The Sub-Adviser is registered as an "investment adviser" under the Investment Advisers Act of 1940 ("Advisers Act"); or is a "bank" as defined in Section 202(a)(2) of the Advisers Act or an "insurance company" as defined in Section 202(a)(2) of the Advisers Act.

     (b) The Sub-Adviser will maintain, keep current and preserve on behalf of the Fund, in the manner required or permitted by the 1940 Act, the records identified in Schedule B. The Sub-Adviser agrees that such records (unless otherwise indicated on Schedule B) are the property of the Fund, and will be surrendered to the Fund promptly upon request.

     (c) The Sub-Adviser will complete such reports concerning purchases or sales of securities on behalf of the Portfolio Account as the Adviser or the Fund may from time to time require to ensure compliance with the 1940 Act, the Internal Revenue Code, applicable state securities laws and applicable statutes and regulations of foreign jurisdictions.

     (d) The Sub-Adviser will adopt a written code of ethics complying with the requirements of Rule 17j-1 under the 1940 Act and Section 204A of the Advisers Act and will provide the Fund with a copy of the code of ethics and evidence of its adoption. Within forty-five (45) days of the end of the last calendar quarter of each year while this Agreement is in effect, the president or a vice president or general partner of the Sub-Adviser shall certify to the Fund that the Sub-Adviser has complied with the requirements of Rule 17j-1 and Section 204A during the previous year and that there has been no violation of the Sub-Adviser's code of ethics or, if such a violation has occurred, that appropriate action was taken in response to such violation. Upon the written request of the Fund, the Sub-Adviser shall permit the Fund, its employees or its agents to examine the reports required to be made to the Sub-Adviser by Rule 17j-1(c)(1).

     (e) The Sub-Adviser will promptly after filing with the Securities and Exchange Commission an amendment to its Form ADV furnish a copy of such amendment to the Fund and the Adviser.


     (f) The Sub-Adviser will immediately notify the Fund and the Adviser of the occurrence of any event which would disqualify the Sub-Adviser from serving as an investment adviser of an investment company pursuant to Section 9 of the 1940 Act or otherwise.

18. AMENDMENT. This Agreement may be amended at any time, but only by written agreement among the Sub-Adviser, the Adviser and the Fund, which amendment, other than amendments to Schedules A and B, is subject to the approval of the Board of Directors and the shareholders of the Portfolio in the manner required by the 1940 Act and the rules thereunder, subject to any applicable exemptive order of the Securities and Exchange Commission modifying the provisions of the 1940 Act with respect to approval of amendments to this Agreement.

19. EFFECTIVE DATE; TERM. This Agreement shall become effective on the date first written above and shall remain in force for a period of time of two years from such date, and from year to year thereafter but only so long as such continuance is specifically approved at least annually by the vote of a majority of the Directors who are not interested persons of the Fund, the Adviser or the Sub-Adviser, cast in person at a meeting called for the purpose of voting on such approval, and by a vote of the Board of Directors or of a majority of the outstanding voting securities of the Portfolio. The aforesaid requirement that this Agreement may be continued "annually" shall be construed in a manner consistent with the 1940 Act and the rules and regulations thereunder.

20.  TERMINATION.

    (a) This Agreement may be terminated by the Fund (by a vote of the Board of Directors of the Fund or by a vote of a majority of the outstanding voting securities of the Portfolio), without the payment of any penalty, immediately upon written notice to the other parties hereto, in the event of a breach of any provision thereof by the party so notified or otherwise by the Fund, upon thirty (30) days' written notice to the other parties hereto, but any such termination shall not affect the status, obligations or liabilities of any party hereto to the others.

    (b) This Agreement may also be terminated by the Adviser or the Sub-Adviser, immediately upon written notice to the other parties hereto, in the event of a breach of any provision thereof by the party so notified or otherwise by the Adviser or the Sub-Adviser upon sixty (60) days' written notice to the other parties hereto, but any such termination shall not affect the status, obligations or liabilities of any party hereto to the others.

21. DEFINITIONS. As used in this Agreement, the terms "affiliated person," "assignment," "control," "interested person," "principal underwriter" and "vote of a majority of the outstanding voting securities" shall have the meanings set forth in the 1940 Act and the rules and regulations thereunder, subject to any applicable orders of exemption issued by the Securities and Exchange Commission.

22.  NOTICE.   Any  notice  under this Agreement shall  be  given  in  writing addressed and delivered or mailed, postage prepaid, to the other parties to this Agreement at their principal place of business.

23. SEVERABILITY. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby.

24. GOVERNING LAW. To the extent that state law is not preempted by the provisions of any law of the United States heretofore or hereafter enacted, as the same may be amended from time to time, this Agreement shall be administered, construed and enforced according to the laws of the State of Delaware.


     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed, as of the day and year first written above.

                              THE RODNEY SQUARE INTERNATIONAL SECURITIES FUND,
                                 INC.   on   behalf  of  THE   RODNEY   SQUARE
                                 INTERNATIONAL EQUITY FUND


                              By:  /s/ Peter J. Succoso
                                  ---------------------------
                                  Peter J. Succoso, President


                              SCUDDER, STEVENS & CLARK, INC.


                              By:  /s/ Douglas M. Loudon
                                  ---------------------------
                              Title: Managing Director
                                     ------------------------


                              WILMINGTON TRUST COMPANY


                              By:  /s/ Peter J. Succoso
                                  ---------------------------
                                  Peter J. Succoso, Senior Vice President


                 SCHEDULES:  A. Operating Procedures
                             B. Record Keeping Requirements
                             C. Fee Schedule

                                  SCHEDULE A

             THE RODNEY SQUARE INTERNATIONAL SECURITIES FUND, INC.

                             OPERATING PROCEDURES

From time to time the Adviser shall issue written Operating Procedures which shall govern reporting of transactions and other matters so as to facilitate
(i) the monitoring of the Fund's compliance with the restrictions and limitations applicable to the operations of a registered investment company and (ii) the preparation of reports to the Board of Directors, regulatory authorities and shareholders.

                            SUBSTANTIVE LIMITATIONS

A. The Sub-Adviser will manage the Portfolio Account as if the Portfolio Account were a registered investment company subject to the investment objective, policies and limitations applicable to the Portfolio stated in the Fund's Prospectus and Statement of Additional Information, as from time to time in effect, included in the Fund's registration statement or a supplement thereto under the Securities Act of 1933 and the Investment Company Act of 1940 (the "1940 Act"), as each may be amended from time to time; provided, however, that if a more stringent restriction or limitation than any of the foregoing is stated in Section B of this Schedule, the more stringent restriction or limitation shall apply to the Portfolio Account.

B. The Sub-Adviser shall not, without the written approval of the Adviser, on behalf of the Portfolio Account:

    1. purchase securities of any issuer if such purchase would cause more than 3.33% of the voting securities of such issuer to be held in the Portfolio Account (1940 Act Section 5(b)(1); IRC* Section 851(b)(4)
         (a)(ii));

    2.   purchase securities if such purchase would cause:

         a.    more than  1%  of  the outstanding voting stock  of  any  other investment company to be held in the Portfolio Account (1940 Act Section 12(d)(1)(A)(i)),

         b. securities issued by any other investment company having an aggregate value in excess of 5% of the value of the total assets in the Portfolio Account to be held in the Portfolio Account (1940 Act Section 12(d)(1)(A)(i)),

         c. securities issued by all other investment companies having an aggregate value in excess of 10% of the value of the total assets of the Portfolio Account to be held in the Portfolio Account (1940 Act Section 12(d)(1)(A)(iii)),



---------------------------
* Internal Revenue Code

         d.    more  than  3.33%  of  the  outstanding  voting  stock  of  any registered closed-end investment company to be held in the Portfolio Account, and by any other investment company having as its investment adviser any of the Sub-Advisers, the Adviser, the Consultant (as defined in the Investment Advisory Agreement), or any other investment adviser to the Fund (1940 Act Section 12(d)(1)(C));

    3. purchase securities of any insurance company if such purchase would cause more than 3.33% of the outstanding voting securities of any insurance company to be held in the Portfolio Account (1940 Act
         Section 12(d)(2)); or

    4. purchase securities of or any interest in any person who is a broker, a dealer, is engaged in the business of underwriting, is an investment adviser to an investment company or is a registered investment adviser under the Investment Advisers Act of 1940, unless

         a. such purchase is of a security of any issuer that, in its most recent fiscal year, derived 15% or less of its gross revenues from securities-related activities (1940 Act Rule 12d3-1(a)), or

         b. despite the fact that such purchase is of any security of any issuer that derived more than 15% of its gross revenues from securities-related activities:

               (1) after the purchase of any equity security, the Portfolio Account would not own more than 1.67% of outstanding securities of that class of the issuer's equity securities;

               (2) after the purchase not more than 5% of the Portfolio Account's total assets would be invested in the issuer's securities (whether debt or equity);

               (3) when acquired, any equity security is a "margin security" under Regulation T of the Federal Reserve, which generally includes any registered security or one trading on a national exchange;

               (4) after the purchase of any debt security, the Portfolio Account would not own more than 3.33% of the outstanding principal amount of the issuer's debt securities; and

               (5) when acquired, any debt security is investment grade, as determined by the Fund's Board of Directors.

C. In the event that the number of Sub-Advisers shall vary from three (3), the percentage limitations of Subsections B1, B2a, B2d, B3, B4b(1) and B4b(4) of this Schedule shall be adjusted (i) in the case of an increase in the number of Sub-Advisers, proportionately downward and (ii) in the case of a decrease of the number of Sub-Advisers, proportionately upward. The Adviser shall notify the Sub-Adviser of an increase or decrease in the number of Sub-Advisers and the proportionate decrease or increase in the percentages specified in the subsections enumerated in the preceding sentence, but the Adviser's failure to do so shall not affect the operation of this Section C of this Schedule.

D. The Sub-Adviser will manage the Portfolio Account so that no more than 10% of the gross income of the Portfolio Account is derived from any source other than dividends, interest, payments with respect to securities loans (as defined in IRC Section 512(a)(5)), and gains from the sale or other disposition of stock or securities (as defined in the 1940 Act
     Section 2(a)(36)) or foreign currencies, or other income (including, but not limited to, gains from options, futures, or forward contracts) derived with respect to the Portfolio's business of investing in such stock, securities, or currencies (IRC Section 851(b)(2)).

E. The Sub-Adviser will manage the Portfolio Account so that less than 30% of the gross income of the Portfolio Account is derived from the sale or other disposition of stock or securities held for less than three months (IRC Section 851(b)(3)).

                                  SCHEDULE B

             THE RODNEY SQUARE INTERNATIONAL SECURITIES FUND, INC.

                          RECORD KEEPING REQUIREMENTS

RECORDS TO BE MAINTAINED BY THE SUB-ADVISER:

A. (Rule 31a-1(b)(5) and (6)). A record of each brokerage order, and all other portfolio purchases and sales, given by the Sub-Adviser on behalf of the Portfolio Account for, or in connection with, the purchase or sale of securities, whether executed or unexecuted. Such records shall include:

    1.   the name of the broker;
    2. the terms and conditions of the order and of any modification or cancellation thereof;
    3.   the time of entry or cancellation;
    4.   the price at which executed;
    5.   the time of receipt of a report of execution; and
    6. the name of the person who placed the order on behalf of the Portfolio Account.

B. (Rule 31a-1(b)(9)). A record for each fiscal quarter, completed within ten (10) days after the end of the quarter, showing specifically the basis or bases (e.g. execution ability, execution and research) upon which the allocation of orders for the purchase and sale of portfolio securities to named brokers or dealers was effected, and the division of brokerage commissions or other compensation on such purchase and sale orders. Such record:

    1.   shall include the consideration given to:

         a.   the sale of shares of the Fund by brokers or dealers;
         b.   the supplying of services or benefits by brokers or dealers to:
              (1)  the Fund,
              (2)  the Adviser,
              (3)  the Consultant, if any,
              (4)  the Sub-Adviser, and
              (5)  any person other than the foregoing; and
         c. any other consideration other than the technical qualifications of the brokers and dealers as such;

    2.   shall show the nature of the services or benefits made available;

    3. shall describe in detail the application of any general or specific formula or other determinant used in arriving at such allocation of purchase and sale orders and such division of brokerage commissions or other compensation; and

    4.   shall  show  the  name  of  the  person responsible  for  making  the
         determination  of  such  allocation and such division  of   brokerage
         commissions or other compensation.

C. (Rule 31a-1(b)(10)). A record in the form of an appropriate memorandum identifying the person or persons, committees or groups authorizing the purchase or sale of portfolio securities. Where an authorization is made by a committee or group, a record shall be kept of the names of its members who participate in the authorization. There shall be retained as part of this record: any memorandum, recommendation or instruction supporting or authorizing the purchase or sale of portfolio securities and such other information as is appropriate to support the authorization.*

D. (Rule 31a-1(f)). Such accounts, books and other documents as are required to be maintained by registered investment advisers by rule adopted under Section 204 of the Investment Advisers Act of 1940, to the extent such records are necessary or appropriate to record the Sub-Adviser's transactions with respect to the Portfolio Account.




































----------------------
* Such information might include: the current Form 10-K, annual and quarterly reports, press releases, reports by analysts and from brokerage firms (including their recommendation, i.e., buy, sell, hold) or any internal reports or portfolio adviser reviews.

                                  SCHEDULE C

             THE RODNEY SQUARE INTERNATIONAL SECURITIES FUND, INC.

                                 FEE SCHEDULE

   For the services to be provided to the Fund pursuant to the attached Sub-Advisory Agreement, the Adviser shall pay the Sub-Adviser a monthly fee calculated as a percentage of the Adviser's monthly fee ("MF", which is equal to 1/12 of 1% of the daily values placed upon the net assets of the Portfolio during the month) in accordance with the following formula:

   Sub-Adviser's
       monthly fee =   .5MF X      Average  of the value of the net assets  in
                                   the Portfolio Account on the last business day of the prior month and last business day of the month
           Divided By
                                   Average of the value of the net assets in all Portfolio Accounts in the Portfolio on the last business day of the prior month and last business day of the month

   Such fee shall be payable in arrears within ten business days following the end of each month.































                                      C-1